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                                                                     EXHIBIT 5.1

            [LETTERHEAD OF AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.]

                                October 30, 2001

Tomas W. Fuller
VCA Antech, Inc.
12401 West Olympic Boulevard
Los Angeles, CA  90064-1022

                  Re: VCA Antech, Inc., Registration Statement on Form S-1 Registration No. 333- 37128


Ladies and Gentlemen:

     We have acted as counsel to VCA Antech, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a registration statement on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the offering and sale by the Company of up to 16,100,000 shares (the "Company Shares") of the Company's common stock, par value $0.001 per share ("Common Stock") sold pursuant to the terms of an underwriting agreement to be executed by the Company and Credit Suisse First Boston and Goldman, Sachs & Co. (the "Underwriters").

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that

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Akin, Gump, Strauss, Hauer & Feld, L.L.P.
October 28, 2001
Page 2

when issued, sold and delivered as described in the Registration
Statement, the Company Shares will be duly authorized and validly issued and are fully paid and non-assessable.

         The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("Laws") of the Laws of (i) the State of California; and (ii) the General Corporation Law of the State of Delaware.

B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

C. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you or any future changes in the foregoing or of any fact or circumstances that may hereafter come to our attention.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/ Akin, Gump, Strauss, Hauer & Feld
                                    ------------------------------------------

                                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.